Exhibit 3.33

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
Adjusted pursuant to telephone authorization

AUG 29 2006	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Darren Kelly c/o Garfunkel, Wild & Travic, P.C.
Address
111 Great Neck Road, Suite 503			[STAMP]
City	State	Zip Code
Great Neck	New York	11021
Effective Date

Document will be returned to the name and address you enter above.
If left blank Document will mailed to the registered office.

00017T

ARTICLES OF INCORPORATION
For use by Domestic Profit Corporation
(Please read information and instructions on the last page)

Pursuant to the provision of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the coporation is:

Michigan Radiation Therapy Management Services, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purpose for which corporation may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:
1.	Common Shares	200

	Preferred Shares

2.	A statement of all any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The address of the registered office is:
	601 Abbott Road	East Lansing	, Michigan	48823
	(Street Address)	(City)		(Zip Code)

2.	The mailing address of the registered office, if different than above:

, Michigan
	(Street Address or P.O. Box)	(City)	(Zip Code)

3.	The name of the resident agent at the registered office is:	CSC-Lawyers Incorporating Service (Company)

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE V

   The name(s) and address(es) of the Incorporator(s) is(are) as follows:

Name	Residence of Business Address

Darren Kelly c/o Garfunkel, Wild & Travis, P.C.	111 Great Neck Road, Great Neck NY 11021

The space below for additional Articles or for continuation of previous Acticles. Please identify any Article being continued or added. Attach additional pages if needed.

I, (We), the incorporator(s) sign my (our) names(s) this 17th day of August, 2006

/s/ Dana Kelly